                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   (unaudited)

                  For the Three Months Ended September 30, 1996

                                                                               Primary     Fully Diluted
                                                       Days                    Weighted       Weighted
                                   Outstanding         Out-                    Average        Average
                                   -----------        stand-                    Shares         Shares
                               From         To         ing         Shares     Outstanding    Outstanding
                             --------    --------     ------     ---------     ----------  -------------
Beginning shares             07/01/96    09/30/96       92       5,351,875     5,351,875      5,351,875

Dilutive effect of common
 stock equivalents:

At average price per share                                                       284,722

At closing price per share                                                                      284,722

Exercise of employee stock
 options                     07/05/96    09/30/96       88           5,000         4,783          4,783

Exercise of employee stock
 options                     07/22/96    09/30/96       71           4,000         3,087          3,087

Exercise of employee stock
 options                     07/25/96    09/30/96       68           6,000         4,435          4,435

Exercise of employee stock
 options                     08/07/96    09/30/96       55           4,000         2,392          2,392

Exercise of employee stock
 options                     08/13/96    09/30/96       49           5,000          2,663          2,663
                                                                 ---------     ----------     ----------
Ending shares                                                    5,375,875      5,653,956      5,653,956

Net Earnings                                                                   $  900,373     $  900,373
                                                                               ==========     ==========
Net Earnings Per Share                                                         $      .16     $      .16
                                                                               ==========     ==========


                                                                     (Continued)

                                                                      EXHIBIT 11


                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (continued)
                                   (unaudited)

                  For the Three Months Ended September 30, 1995


                                                                               Primary     Fully Diluted
                                                       Days                   Weighted       Weighted
                                   Outstanding         Out-                    Average        Average
                                   -----------        stand-                   Shares         Shares
                               From         To         ing        Shares     Outstanding    Outstanding
                             --------    --------     ------     ---------   -----------   -------------
Beginning shares             07/01/95    09/30/95       92       5,257,875     5,257,875      5,257,875

Dilutive effect of common
 stock equivalents:

At average price per share                                                       278,209

At closing price per share                                                                      332,356

Exercise of employee stock
 options                     08/21/95    09/30/95       40           1,500           652            652

Exercise of employee stock
 options                     09/20/95    09/30/95       11         20, 500         2,451          2,451
                                                                 ---------    ----------     ----------
Ending shares                                                    5,279,875     5,539,187      5,593,334

Net Earnings                                                                  $  588,890     $  588,890
                                                                              ==========     ==========
Net Earnings Per Share                                                        $      .11     $      .11
                                                                              ==========     ==========


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